Exhibit 5.2

Lawrence Venick Partner 2206-19 Jardine House 1 Connaught Place Central Hong Kong	Tel +852 3923 1188 Fax +852 3923 1100 Email lvenick@loeb.com

April 14, 2025

FAST TRACK GROUP

c/o Harneys Fiduciary (Cayman) Limited

4th Floor, Harbour Place

103 South Church Street, P.O. Box 10240

Grand Cayman, KY1-1002

Cayman Islands

Re:	FAST TRACK GROUP (the “Company”)

Ladies and Gentlemen:

We have acted as United States securities law counsel Fast Track Group, a Cayman Islands company (the “Company”) in connection with the Registration Statement on Form F-1 (as amended, the “Registration Statement”) filed on April 14, 2025 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the registration of (i) the offering of the 3,750,000 Ordinary Shares with a per value of US$0.001 per share of the Company (“the Offering”), (ii) an option to issue 562,500 Ordinary Shares to be offered by the Company to cover the over-allotment option to be granted to the underwriter (collectively, the IPO Shares) and (iii) up to 431,250 Ordinary Shares in the Company, which is equal to ten (10%) percent of the IPO Shares issuable to the underwriter upon exercise of warrants to be issued to the underwriters (the “Underwriters’ Warrants”), pursuant to the Underwriting Agreement to be entered by and between the Company and the underwriters named therein (the “Underwriting Agreement”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

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Based upon the foregoing, we are of the opinion that the Underwriters’ Warrants, when the Registration Statement becomes effective under the Act, and such Underwriters’ Warrants are duly executed and authenticated in accordance with the Underwriting Agreement by and between the Company and the underwriter and issued, delivered and paid for, as contemplated by the Registration Statement and the Underwriting Agreement, such Underwriters’ Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Notwithstanding anything in this letter which might be construed to the contrary, our opinions expressed herein are limited to the laws of the State of New York. We express no opinion with respect to the applicability to, or the effect on, the subject transaction of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state other than the State of New York. The opinion expressed herein is based upon the law of the State of New York in effect on the date hereof, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should such law be changed by legislative action, judicial decision, or otherwise. Except as expressly set forth in our opinion above: (i) we express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof, and (ii) we express no opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ Loeb & Loeb LLP

Loeb & Loeb LLP